UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2008 (July 29, 2008)

Whitestone REIT
(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

(713) 827-9595
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Whitestone REIT (the “Company”) held on July 29, 2008, the Company’s shareholders approved the Company’s 2008 Long-Term Equity Incentive Ownership Plan (the “Plan”).

The following is a brief summary of the principal features of the Plan, which is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Plan, awards may be made in common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) of the Company or units in Whitestone REIT Operating Partnership, L.P. (the  “Operating Partnership”), which may be converted into Common Shares. The Plan authorizes awards in respect of an aggregate of 2,063,885 Common Shares. The maximum aggregate number of Common Shares that may be issued under the Plan will be increased upon each issuance of Common Shares by the Company (including issuances pursuant to the Plan) so that at any time the maximum number of shares that may be issued under the Plan shall equal 12.5% of the aggregate number of Common Shares of the Company and units of the Operating Partnership issued and outstanding (other than treasury shares and/or units issued to or held by the Company).

If any Common Shares covered by an award under the Plan are forfeited or if any such award otherwise terminates, expires unexercised or is cancelled, those Common Shares shall again become shares with respect to which awards can be made under the Plan.  Common Shares issued under the Plan may be either newly issued Common Shares or Common Shares that have been reacquired by the Company. In addition, shares that are canceled, tendered or withheld in payment of all or part of the exercise price of an award or in satisfaction of withholding tax obligations, and shares that are reacquired with cash tendered in payment of the exercise price of an award, will be included in or added to the number of shares available for grant under the Plan.  Common Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Under these limitations, no single participant may receive options or stock appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 500,000 Common Shares, subject to adjustment in certain circumstances. In addition, the maximum number of Common Shares that may be issued by options intended to be incentive stock options will be limited to 2,063,885 shares, during the life of the Plan.

With certain limitations, awards made under the Plan shall be adjusted by the Compensation Committee of the Board of Trustees (the “Committee”) to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration.  Current and prospective officers, employees and trustees of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Plan. The Committee will administer the Plan, except with respect to awards to non-employee trustees, for which the Plan will be administered by the Company’s Board of Trustees (the “Board”).  Subject to the terms of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Plan, and make all other determinations which may be necessary or desirable for the administration of the Plan.

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options.  The Committee may specify the terms of these grants subject to the terms of the Plan.  The Committee is also authorized to grant SARs, either with or without a related option.  The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a Common Share on the date of the grant, except in the case of Substitute Awards.  The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding 10 years.  Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

Restricted Common Shares and Restricted Common Share Units.  The Committee is authorized to grant restricted Common Shares and restricted Common Share units.  Restricted Common Shares are Common Shares subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement.  Restricted shares are also subject to restrictions on voting rights and receipt of dividends.  None of the restricted Common Shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Restricted Unit Award.  The Committee is authorized to grant units in our Operating Partnership, subject to the terms of the limited partnership agreement of the Operating Partnership.  The units would be represented by a restricted unit award agreement.  A participant who receives a restricted unit award agreement has immediate rights of ownership in the units underlying the award, but these units are subject to restrictions in accordance with the terms and provisions of the Plan and the limited partnership agreement of the Operating Partnership, as amended, and may be subject to additional restrictions in accordance with the terms of a restricted unit award agreement, including provisions causing the units to be subject to forfeiture by the individual until the earlier of (a) the time these restrictions lapse or are satisfied, or (b) the time these shares are forfeited, pursuant to the terms and provisions of any award agreement pertaining to the award.

Performance Awards.  A performance award consists of a right that is denominated in cash or Common Shares, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at a time and in a form as the Committee shall determine.  Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee.  Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award.  A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Other Share-Based Awards.  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Common Shares. The Committee will determine the terms and conditions of these awards, consistent with the terms of the Plan.

Non-Employee Trustee Awards.  Subject to applicable legal requirements, the Board may provide that all or a portion of a non-employee trustee’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other share-based awards, including unrestricted shares, either automatically or at the option of the non-employee trustees.  The Board will determine the terms and conditions of any of these awards, including those that apply upon the termination of a non-employee trustee’s service as a member of the Board.  Non-employee trustees are also eligible to receive other awards pursuant to the terms of the Plan, including options and SARs, restricted shares and restricted share units, and other share-based awards upon  terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Plan will be administered by the Board.

Termination of Employment.  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide the terms in the applicable award agreement or in its rules or regulations.

Change in Control. The Committee may specify in the applicable award agreement at or after grant, or otherwise by resolution prior to a Change in Control (as defined in the plan), that all or a portion of the outstanding awards under the Plan shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, provided that none of these amendments, alterations, suspensions, discontinuations or terminations shall be made without shareholder approval if (a) approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (b) if the amendment, alteration, suspension, discontinuation or termination constitutes a material revision to the Plan. Among other things, a material revision includes: (i) a material increase in the number of shares subject to the Plan (other than the Share Increase); (ii) an expansion of the types of awards under the Plan; (iii) a material expansion of the class of employees, (iv) trustees or other participants eligible to participate in the Plan; (v) a material extension of the term of the Plan; and (vi) a material change to the method of determining option price under the Plan.

A material revision does not include any revision that curtails rather than expands the scope of the Plan.  Subject to certain restrictions in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively.  The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to those options or to cancel those options and grant substitute options with a lower exercise price per share than the cancelled options.  The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations.  The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.

Effective Date. The Plan is effective as of July 29, 2008.

Item 5.02.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2008, the Company filed with the State Department of Assessments and Taxation of Maryland (“SDAT”), the Company’s Amended and Restated Declaration of Trust (the “Amended Declaration”), to accommodate the Company’s current structure as an internally-advised and managed REIT and to prepare for an offering of additional common shares of beneficial interest in the Company and the listing of those shares in the future. A detailed description of the Amended Declaration is described in more detail in the Company’s Proxy Statement dated July 3, 2008.  The Amended Declaration was approved by the Company’s shareholders at the Annual Meeting held on July 29, 2008 and became effective upon filing with the SDAT.

A copy of the Amended Declaration is attached to this Form 8-K as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	3.1		Amended and Restated Declaration of Trust of Whitestone REIT
	10.1	*	Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan
______________________

*   Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 31, 2008	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer